                                                               Exhibit 23.(j)(2)

[LETTERHEAD OF JOHN HANCOCK VARIABLE SERIES TRUST I]

April 29, 2004

U.S. Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

          John Hancock Variable Series Trust I
          File Nos. 33-2081 and 811-4490

Commissioners:

          This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 42 under the Securities Act of 1933 ("1933 Act") and the Investment Company Act of 1940 on Form N-1A Registration Statement of John Hancock Variable Series Trust I as required by Rule 485 under the 1933 Act.

          I have acted as counsel to Registrant for the purpose of preparing this Post-Effective amendment which is being filed pursuant to paragraph (b) of rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

          I hereby consent to the filing of this opinion with and as part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

Very truly yours,


/s/ RONALD J. BOCAGE
Ronal J. Bocage
Counsel